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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 8, 1999, except as to Notes 4 and 11, for which the date is March 31, 1999, relating to the financial statements of Acuity Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Austin, Texas
November 12, 1999